SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

(a) On May 8, 2009, the Board of Directors of Nu Horizons Electronics Corp. (the “Company”) amended and restated the Company’s By-Laws (the “By-Laws”).  For a complete description of the amendments to the By-Laws, see item 5.03, below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 11, 2009, the Company announced that effective June 1, 2009, Arthur Nadata will cease to serve as its Chairman of the Board and Chief Executive Officer in connection with the Company’s employment of James Estill as President and Chief Executive Officer. In order to ensure a smooth transition, Mr. Nadata will become the Company’s Executive Chairman of the Board. For a description of the terms of the amendment to Mr. Nadata’s current employment agreement with the Company dated September 13, 1996, as amended to date (the “Nadata Agreement”) and a complete description of the terms of Mr. Estill’s employment as President and Chief Executive Officer, see item 5.02(e) and 5.02(c), respectively.

On May 11, 2009, the Company announced that effective June 1, 2009, Richard Schuster will cease to serve as President in connection with the Company’s employment of James Estill as President and Chief Executive Officer.  Mr. Schuster will become the Company’s Senior Executive Vice President and will remain as Chief Operating Officer.  For a description of the terms of the amendment to Mr. Schuster’s current employment agreement with the Company dated September 13, 1996, as amended to date (the “Schuster Agreement”), see item 5.02(e), below.

(c) On May 8, 2009, the Company entered into an agreement with Mr. James Estill (the “Estill Agreement”), who is 51, to employ him as the President and Chief Executive Officer of the Company, effective June 1, 2009 (the “Effective Date”).

Prior to joining the Company, Mr. Estill was since 2004 the President and Chief Executive Officer of SYNNEX Canada Limited, a subsidiary of SYNNEX Corp. SYNNEX Canada Limited is a distributor of technology products to resellers and system builders across Canada with over $1 billion in annual sales. Mr. Estill joined SYNNEX Canada Limited in September 2004 as its President and Chief Executive Officer following its acquisition of EMJ Data Systems Limited, a Canadian value distributor with a focus on niche markets that Mr. Estill founded in 1979 and, as president and chief executive officer, grew to over CDN$300 million in revenue at the time of its acquisition by SYNNEX Canada Limited in September 2004. Mr. Estill also serves on the Board of Directors of Research in Motion Limited since 1997.

Pursuant to the terms of the Estill Agreement, which was approved by the Company’s Compensation Committee and its Board of Directors, Mr. Estill will be employed for a four-year term and receive an annual salary of $350,000. In the event that at any time during the employment term the Company is not profitable for three consecutive fiscal quarters, Mr. Estill’s annual salary will be reduced to $30,000 and will be increased to its initial base rate in the fiscal quarter following the quarter in which the Company reports a profit.

Pursuant to the Estill Agreement, Mr. Estill will be eligible to receive a total annual target bonus consisting of a quantitative bonus and a qualitative bonus.  The quantitative bonus will be in an amount up to 100% of his initial base salary, with a target of 50% of the initial base salary. The quantitative bonus will be calculated based on reaching a minimum achievement goal (the “Minimum”), where Mr. Estill shall have the right to receive a portion of such quantitative bonus, a target achievement goal (the “Target”), where he shall have the right to receive the target amount ($175,000), and an overachievement goal (the “Maximum”), where he shall have the right to receive the maximum incentive amount ($350,000) of the quantitative bonus.  For the Company’s fiscal year ending February 28, 2010 (“Fiscal 2010”), the quantitative bonus will be calculated based on the Company’s achievement of certain levels of Pre-Tax Income (as defined in the Estill Agreement), with a Minimum of $5,000,000 Pre-Tax Income, a Target of $10,000,000 Pre-Tax Income and a Maximum of $13,000,000 Pre-Tax Income.  The quantitative bonus payable to Mr. Estill will be calculated on a straight-line basis between the Minimum and the Target, or the Target and the Maximum, as applicable.

Any qualitative bonus shall be in an amount up to 50% of the initial base salary, with a target bonus in an amount equal to 25% of the initial base salary, as determined by the Board and the Compensation Committee in their sole and absolute discretion.  All or any portion of the qualitative bonus may be paid in the form of stock compensation in the sole and absolute discretion of the Board and Compensation Committee.

On or about the Effective Date, Mr. Estill will also be granted 360,000 inducement stock options (“Stock Options”). The Stock Options will have an exercise price equal to the greater of $2.00 per share or the closing stock price on the trading day preceding the date of grant; a term of 10 years from the date of grant; and are eligible to vest in three traunches of 120,000 shares, as follows: the first traunche will vest after 1 year if the common stock trades at $4.00 per share for at least 10 consecutive trading days, the second traunche will vest after 2 years if the common stock trades at $6.00 per share for at least 10 consecutive trading days and the third traunche will vest after 3 years if the common stock trades at $8.00 per share for at least 10 consecutive trading days. However, all 360,000 Stock Options will automatically become fully exercisable in the event of a sale or change of control of the Company and will become fully-vested on the ninth anniversary of the date of grant provided that Mr. Estill is still employed by the Company on such date.

Mr. Estill will also be entitled to certain other benefits, as follows: reimbursement for his living expenses prior to his establishment of a permanent residence in Long Island, New York during the first year of the term in an amount not to exceed $30,000; reimbursement for certain relocation expenses in connection with his relocation from Toronto, Canada to Long Island, New York in an amount not to exceed an aggregate $55,000; thirty (30) round-trip economy airline tickets from Canada to New York during the employment term; a car allowance of $1,000 per month; participation in benefit plans available to other executives of the Company; and four weeks of vacation each year.

In the event that the Company terminates Mr. Estill’s employment on or before June 1, 2010, the Company shall reimburse Mr. Estill for certain relocation expenses in connection with his physical relocation to Canada in an amount not to exceed $100,000.  In the event that the Company terminates his employment at any time during the term of employment other than “for cause” (as defined in the Estill Agreement), Mr. Estill is entitled to receive his base salary and benefits through the date of termination.

The Company does not anticipate that any compensation received by Mr. Estill in excess of $1,000,000 for any fiscal year of the Company will be deductible by the Company.

Mr. Estill and the Company also executed the Company’s standard Form of Indemnity Agreement, effective as of June 1, 2009, previously described and disclosed as Exhibit 10.1 to the Form 10-Q for the fiscal quarter ended May 31, 2008, as filed by the Company on July 9, 2008.

(e) In connection with Mr. Nadata’s change in position, he and the Company entered into an amendment to the Nadata Agreement on May 8, 2009 (the “Nadata Amendment”) pursuant to which  it was agreed that effective June 1, 2009, Mr. Nadata will become the Executive Chairman of the Board.  In addition, pursuant to the Nadata Amendment, (i) in the event that Mr. Nadata’s employment is terminated for “Cause” (as defined therein), he shall be entitled solely to his base salary and benefits through the termination date and (ii) in the event that Mr. Nadata’s employment is terminated without “Cause,” (A) he shall be entitled to retain certain life insurance policies purchased for his benefit pursuant to the Nadata Agreement and assume the obligations thereunder, (B) he shall be entitled to retain any long-term care policies purchased for his benefit and assume the obligations thereunder, and (C) he and the Company shall enter into a Consulting Agreement substantially in the form of Exhibit A to the Nadata Amendment.  Pursuant to such Consulting Agreement, Mr. Nadata shall serve as a consultant to the Company for a five-year period beginning upon his termination other than for Cause, in exchange for which he and his spouse shall be entitled to medical benefits plus reimbursement for the income taxes payable in respect of a portion of such benefits.

In connection with Mr. Schuster’s change in position, he and the Company entered into an amendment to the Schuster Agreement on May 8, 2009 (the “Schuster Amendment”) pursuant to which  it was agreed that effective June 1, 2009, Mr. Schuster will become the Senior Executive Vice President and remain as Chief Operating Officer of the Company.  In addition, pursuant to the Schuster Amendment, (i) in the event that Mr. Schuster’s employment is terminated for “Cause” (as defined therein), he shall be entitled solely to his base salary and benefits through the termination date and (ii) in the event that Mr. Schuster’s employment is terminated without “Cause,” (A) he shall be entitled to retain certain life insurance policies purchased for his benefit pursuant to the Schuster Agreement and assume the obligations thereunder, (B) he shall be entitled to retain any long-term care policies purchased for his benefit and assume the obligations thereunder, and (C) he and the Company shall enter into a Consulting Agreement substantially in the form of Exhibit A to the Schuster Amendment.  Pursuant to such Consulting Agreement, Mr. Schuster shall serve as a consultant to the Company for a five-year period beginning upon his termination other than for Cause, in exchange for which he and his spouse shall be entitled to medical benefits plus reimbursement for the income taxes payable in respect of a portion of such benefits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On May 8, 2009, the Board of Directors of the Company amended and restated the Company’s By-Laws effective as of June 1, 2009. The By-Law provisions are amended as follows: (i) Article I, Section 2 (A) to require that the annual meeting of stockholders be held on the date and at the time fixed from time to time by the Board of Directors, rather than requiring that it be held within 13 months of the last annual meeting, and (B) to establish certain procedures to be satisfied for a matter to be properly brought before an annual meeting; (ii) Article I, Section 5 to provide (A) for an exception, in the event required by statute, the Company’s certificate of incorporation or the By-Laws, to the provision that a majority of votes constitutes a quorum at a meeting of stockholders, and (B) to permit the chairman or a majority of the votes present at a meeting to adjourn the meeting whether or not a quorum is present; (iii) Article I, Section 6 to provide (A) certain requirements as to the form of proxies, (B) certain requirements as to the manner of delivering proxies, (C) certain requirements as to the manner of revoking a proxy, (D) that the vote for election of directors shall be by ballot, and (E) the requisite vote for approval of matters voted on by stockholders, including for the election of directors; (iv) Article I, Section 7 to (A) require that inspectors of election take an oath of office and (B) enumerate the responsibilities of inspectors of election; (v) Article I, Section 8 to establish advance notice provisions for stockholder proposals other than nomination of a person for election as a director; (vi) Article I, Section 9 to establish the procedures for any action of the stockholders by written consent; (vii) Article I, Section 10 to provide for the manner of fixing a record date for the purposes of a meeting, action by written consent and payment of any dividends or distributions; (viii) Article II, Section 7 to specifically provide for the ability of the Board of Directors, or any committees thereof, to act by written consent; (ix) Article II, Sections 10, 11 an 12 to establish advance notice provisions for stockholder proposals for nominations of a person for election as a director; (x) Article III, Section 2, to provide that Board of Directors shall establish a Compensation Committee, an Audit Committee and a Nominating Committee, each of such Committees consisting of independent directors qualified for service thereon in accordance with all laws, regulations and stock exchange rules applicable to the Company; (xi) Article IV, Section 1, to provide that (A) Vice Presidents of the Company may be assigned an additional title descriptive of the functions assigned to such officer and one or more of whom may be designated executive or senior Vice President, and (B) for the election of an Executive Chairman and of an Chief Executive Officer; (xii) Article IV, Section 2 to provide for (A) an Executive Chairman of the Board and clarify the duties of such office, and (B) the removal of the position of Chairman of the Board; (xiii) Article IV, Section 3 to amend the duties of the office of Vice Chairman; (xiv) Article IV, Section 4 to amend the duties of the office of President; (xv) Article IV, Section 5, to create the separate office of Chief Executive Officer and to specify the duties of such office; (xvi) Article VI, Section 4 to specifically provide that the Board of Directors has the right to designate which officers of the Company are permitted to sign checks, notes and drafts; (xvii) Article VII (formerly Article VIII) Section 1 to clarify the Company’s obligation to indemnify its directors, officers, employees and agents; and (xviii) the inclusion of Article VII, (A) Section 2 to provide for the prepayment of indemnification expenses under certain circumstances, (B) Section 3 to provide that the rights under Article VII of the By-Laws are not exclusive, (C) Section 4 to provide that the amount of the Company’s indemnification obligation shall be reduced under certain circumstances if the indemnitee collects indemnification from a third party and (D) Section 5 to provide that amendments or repeals of the provisions of Article VII will not affect rights accrued prior to the time of the repeal or modification.

The foregoing description of the amendment of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws (as amended as of May 7, 2009) attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 8, 2009, the Company issued a press release announcing the appointment of Mr. Estill and the changes in the positions of Messrs. Nadata and Schuster as set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

3.2	Amended and Restated By-Laws (dated May 8, 2009, effective as of June 1, 2009)
99.1	Press Release dated May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Registrant)

Date: May 11, 2009	By:	/s/ Richard Schuster
		Name:	Richard Schuster
		Title:	President